            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "section" references are to the Internal Revenue Code of 1986, as amended.

------------------------------------------------------       ------------------------------------------------------
                                                                                         GIVE THE NAME AND
                            GIVE THE NAME AND                                            EMPLOYER
                            SOCIAL SECURITY                                              IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--                      FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
------------------------------------------------------       ------------------------------------------------------
1. Individual               The individual                   9. Sole Proprietorship      The owner(5)

                                                             10. A valid trust, estate,  Legal entity(1)
                                                             or pension trust

2. Two or more individuals  The actual owner of the          11. Corporate               The corporation
   (joint account)          account or, if combined
                            funds, the first
                            individual on the
                            account(2)

3. Husband and wife (joint  The actual owner of the          12. Religious, charitable,  The organization
    account)                account or, if joint             or educational
                            funds, the first                     organization account
                            individual on the
                            account(2)

4. Custodian account of a   The minor(3)                     13. Partnership account     The partnership
    minor (Uniform Gift to                                   held in the name of the
    Minors Act)                                                  business

5. Adult and minor (joint   The adult or, if the minor       14. Association, club, or   The organization
    account)                is only contributor, the             other tax-exempt
                            minor(2)                             organization

6. Account in the name of   The ward, minor, or              15. A broker or registered  The broker or nominee
    guardian or committee   incompetent person(4)                nominee
    for a designated ward,
    minor, or incompetent
    person

7. a. The usual revocable   The grantor-trustee(2)           16. Account with the        The public entity
    savings trust account                                        Department of
    (grantor is also                                             Agriculture in the
    trustee)                                                     name
b. So-called trust account  The actual owner(2)              of a public entity (such
   that is not a legal or                                       as a state or local
   valid trust under State                                      government, school
   law                                                          district, or prison)
                                                                that
8. Sole proprietorship      The owner(5)                     receives agricultural
                                                                program payments
------------------------------------------------------       ------------------------------------------------------

(1) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

(2) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(3) Circle the minor's name and furnish the minor's social security number.

(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(5) You must show your individual name, but you may also enter your business or "doing business as" name. You may either use your social security number on your employer identification number (if you have one.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under section 403(b)(7), if the account satisfies the requirement of section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization, or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

    - A corporation.

    - A financial institution.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A middleman known in the investment community as a nominee or custodian.

    - A futures commission merchant registered with the commodity futures trading commission.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    Section 404(k) distributions made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    Exempt payees described above should file this Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, and 6050A and 6050N and the regulations thereunder.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this informaiton to the Department of Justice for civil and criminal litigation, and to the cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
    WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.